DIREXION FUNDS

DISTRIBUTION AGREEMENT

SCHEDULE A

Direxion Monthly U.S. Dollar Bull 3X Fund	Direxion Monthly U.S. Dollar Bear 3X Fund

Direxion Monthly S&P 500® Bull 2X Fund	Direxion Monthly S&P 500® Bear 2X Fund
Direxion Monthly NASDAQ-100® Bull 2X Fund	Direxion Monthly NASDAQ-100® Bear 1.25X Fund
Direxion Monthly Small Cap Bull 2X Fund	Direxion Monthly Small Cap Bear 2X Fund
Direxion Monthly 7-10 Year Treasury Bull 2X Fund	Direxion Monthly 7-10 Year Treasury Bear 2X Fund
Direxion Monthly China Bull 2X Fund	Direxion Monthly Natural Resources Bull 2X Fund
Direxion Monthly Latin America Bull 2X Fund
Direxion Monthly Emerging Markets Bull 2X Fund	Direxion Monthly MSCI Emerging Markets Bear 1.5X Fund
Direxion Monthly Energy Bull 2X Fund	Direxion Monthly Energy Bear 2X Fund
Direxion Monthly Biotech Bull 2X Fund	Direxion Monthly Biotech Bear 1.5X Fund
Direxion Monthly Gold Bull 2X Fund	Direxion Monthly Gold Bear 2X Fund
Direxion Monthly Silver Bull 2X Fund	Direxion Monthly Silver Bear 2X Fund
Direxion Monthly MSCI Europe Bull 2X Fund	Direxion Monthly MSCI Europe 1.5X Bear Fund
Direxion Monthly U.S. Dollar Equal Weight Bull 2X Fund	Direxion Monthly U.S. Dollar Equal Weight Bear 2X Fund
Direxion Monthly Crude Oil Bull 2X Fund	Direxion Monthly Crude Oil Bear 1.5X Fund
Direxion Monthly MSCI Europe Currency Hedged Bull 2X Fund	Direxion Monthly MSCI Europe Currency Hedged Bear 1.5X Fund
Direxion Monthly Biotech Bull 1.5X Fund

Direxion Monthly 25+ Year Treasury Bull 1.2X Fund	Direxion Monthly 25+ Year Treasury Bear 1X Fund
Direxion Monthly High Yield Bull 1.2X Fund

Direxion Indexed CVT Strategy Fund
Direxion NASDAQ-100 Bull 1.25X Fund	Direxion NASDAQ-100 Bear 1X Fund

Direxion Dynamic HY Bond Fund

Direxion Indexed Commodity Strategy Fund	Direxion Indexed Managed Futures Strategy Fund

Direxion Hilton Tactical Income Fund

  Last Revised: November 24, 2015

SCHEDULE B

DISTRIBUTION AGREEMENT among the DIREXION FUNDS,

RAFFERTY ASSET MANAGEMENT, LLC and

RAFFERTY CAPITAL MARKETS, LLC

Pursuant to Section 9 of the Distribution Agreement among the Direxion Funds (the “Trust”), Rafferty Asset Management, LLC (“Adviser”) and Rafferty Capital Markets, LLC (“Distributor”), Adviser shall pay to Distributor the following amounts:

$15,000 per year for the 1st portfolio

$1,500 per year for each additional portfolio

$200 per advertising piece reviewed and filed with FINRA

$1,100 per year per registered representative, plus all associated FINRA and state fees for registered representatives, including license and renewal fees

Last Revised: July 1, 2013.

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